UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 20, 2012

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

BLUE NILE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

411 FIRST AVENUE SOUTH, SUITE 700, SEATTLE, WASHINGTON, 98104

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 336-6700

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

N/A

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Change of Control Severance Plan

On January 20, 2012, the Compensation Committee of the Board of Directors of Blue Nile, Inc. (the “Company”) approved an Amended and Restated Change of Control Severance Plan, or Severance Plan, for certain of our executive officers, including our chief executive officer. The Severance Plan provides for the payment of severance benefits to designated executive employees whose employment is terminated within a specified period (not to exceed 2 years) following a Change of Control of the Company, either due to a termination without Cause or a resignation for Good Reason, as each term is defined in the Severance Plan. The Severance Plan supersedes and replaces any existing severance plans, policies or practices that would otherwise apply upon these kinds of Qualifying Terminations, as defined in the Severance Plan. The Compensation Committee will designate which employees are eligible to participate in the Severance Plan. Currently, each of our executive officers is eligible to participate.

The Severance Plan provides that upon a Qualifying Termination following a Change of Control, and provided the employee signs the Company’s standard form of release, he or she will be entitled to receive as severance: (1) a lump sum cash payment equal to a multiple of such employee’s base salary and target annual incentive bonus; (2) Company-paid premiums for continued health insurance for a period of time equal to the period of base salary being provided (but not more than 18 months and in no event for longer than such coverage is available), and (3) full vesting of all then-outstanding equity awards. For each current named executive officer, the Compensation Committee approved a lump sum cash multiple of 1x and approved the payment of premiums for health insurance for a period of up to 12 months.

The foregoing description is qualified in its entirety by reference to the Severance Plan, which will be filed as an exhibit to our Annual Report on Form 10-K for the period ending January 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Terri K. Maupin
Terri K. Maupin
Dated: January 26, 2012		Chief Accounting Officer (Principal Accounting Officer)

	By:	/s/ David Binder
David Binder
Dated: January 26, 2012		Chief Financial Officer (Principal Financial Officer)